EXHIBIT 10.3
CREDIT AGREEMENT SUPPLEMENT NO. 1
     This CREDIT AGREEMENT SUPPLEMENT NO. 1, dated as of May 14, 2009 (this “Agreement”; capitalized terms not otherwise defined herein having the meanings provided in Article I below), among DISCOVERY COMMUNICATIONS HOLDING, LLC, a Delaware limited liability company (the “Borrower”), the lenders who are signatories to this Agreement (the “Term C Lenders”), and BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders.
W I T N E S S E T H:
     WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to the Credit Agreement;
     WHEREAS, the Borrower has requested the establishment of an Additional Term Facility pursuant to Section 2.03 of the Credit Agreement and each Term B Lender has been offered the opportunity to participate in such Additional Term Facility;
     WHEREAS, each Term C Lender has been approved by the Borrower and the Administrative Agent for purposes of Section 11.06(b)(iii) of the Credit Agreement; and
     WHEREAS, the Term C Lenders are, on the terms and conditions stated below, willing to provide an Additional Term Facility on the terms and conditions of this Agreement and the Credit Agreement, as supplemented by this Agreement;
     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each party to this Agreement agrees as follows:
ARTICLE VI
DEFINITIONS
     6.01 Definitions. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):
     “Agreement Effective Date” means the date on which the conditions precedent to the effectiveness of this Agreement as specified in Article III herein have been satisfied.
     “Credit Agreement” means the Credit, Pledge and Security Agreement dated as of May 14, 2007, as amended by Amendment No. 1 dated as of May 14, 2009, each among the Borrower, the Lenders party thereto and the Administrative Agent.
     “Lenders” means the lenders from time to time party to the Credit Agreement.
     6.02 Other Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement.
     6.03 Other Interpretive Provisions. The rules of construction in Sections 1.02 to 1.06 of the Credit Agreement shall be equally applicable to this Agreement.
ARTICLE VII
ADDITIONAL TERM FACILITY
     Effective as of the Agreement Effective Date, the Credit Agreement is supplemented to establish an Additional Term Facility (this “Facility” or the “Term C Facility”), as follows:
     7.01 Additional Term Commitments. The Additional Term Commitment of each Term C Lender under this Facility is set forth on Schedule 2.01 opposite the name of such Term C Lender under the caption “Term C Commitment”. Such Additional Term Commitments are sometimes referred to herein and in the other Loan Documents as the “Term C Commitments”.

     7.02 Additional Term Loans. Notwithstanding anything to the contrary in Section 2.02(b) of the Credit Agreement, each Term C Lender shall make the amount of the Additional Term Loan of such Term C Lender under this Facility (each a “Term C Loan”) available to the Administrative Agent on the Agreement Effective Date pursuant to Section 2.01(b) of the Credit Agreement in the amount of 100% thereof (subject to receipt of the 2.00% fee contemplated by Section 3.01(c)(i)), in full satisfaction of the Term C Commitment of such Term C Lender. Upon such funding, the Administrative Agent will make all funds so received available to the Borrower in the manner set forth in Section 2.02(b) of the Credit Agreement. Upon such funding by the Administrative Agent, the Borrower shall be obligated to such Term C Lender in respect of the full principal amount of its Term C Loan (in the amount of its Term C Commitment) on the terms and conditions of this Agreement and the Credit Agreement, as supplemented by this Agreement. Additional Term Borrowings under the Term C Facility are sometimes referred to herein and in the other Loan Documents as “Term C Borrowings”.
     7.03 Applicable Rate. The Applicable Rate for this Facility shall be (a) 2.25% per annum for Base Rate Loans and (b) 3.25% per annum for Eurodollar Rate Loans.
     7.04 Base Rate; Eurodollar Rate. (a) For purposes of each Base Rate Loan under this Facility, notwithstanding the definition for such term in the Credit Agreement, the Base Rate for any day with respect to such Base Rate Loan shall be the greater of (i) 3.00% per annum and (ii) the rate per annum otherwise calculated as the Base Rate for such day.
     (b) For purposes of each Eurodollar Rate Loan under this Facility, notwithstanding the definition for such term in the Credit Agreement, the Eurodollar Rate for any Interest Period with respect to such Eurodollar Rate Loan shall be the greater of (i) 2.00% per annum and (ii) the rate per annum otherwise calculated as the Eurodollar Rate for such Interest Period.
     7.05 Maturity Date. The Maturity Date for this Facility shall be May 14, 2014.
     7.06 Maximum Interest Periods; Initial Borrowing. After giving effect to the Term C Borrowing on the Agreement Effective Date, and all conversions of Term C Loans from one Type to the other, and all continuations of Term C Loans as the same Type, there shall be not more than five (5) Interest Periods in effect in respect of the Term C Facility. Anything in Section 2.02 of the Credit Agreement notwithstanding, the Borrower may only select the Eurodollar Rate for Term C Loans on or after the Agreement Effective Date (or any earlier day agreed by the Administrative Agent).
     7.07 Repayment of Additional Term Loans. The Borrower shall repay to the Term C Lenders the aggregate principal amount of all Term C Loans outstanding on the following dates in the respective amounts set forth opposite such dates (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.04(a) or 2.04(b) of the Credit Agreement, as the case may be):

Date	Amount
June 30, 2009	$1,250,000
September 30, 2009	$1,250,000
December 31, 2009	$1,250,000
March 31, 2010	$1,250,000
June 30, 2010	$1,250,000
September 30, 2010	$1,250,000
December 31, 2010	$1,250,000
March 31, 2011	$1,250,000
June 30, 2011	$1,250,000
September 30, 2011	$1,250,000
December 31, 2011	$1,250,000
March 31, 2012	$1,250,000
June 30, 2012	$1,250,000
September 30, 2012	$1,250,000
December 31, 2012	$1,250,000
March 31, 2013	$1,250,000
June 30, 2013	$1,250,000
September 30, 2013	$1,250,000
December 31, 2013	$1,250,000
March 31, 2014	$1,250,000
Maturity Date	Balance

; provided, however, that the final principal repayment installment of the Term C Loans shall be repaid on the Maturity Date for the Term C Facility and in any event shall be in an amount equal to the aggregate principal amount of all Term C Loans outstanding on such date.
     7.08 Use of Proceeds. The Borrower shall use the proceeds of the Term C Borrowing on the Agreement Effective Date to (a) Refinance Indebtedness of the Company and (b) to pay costs and expenses of the transactions contemplated by this Agreement.
     7.09 Note. Upon the request of any Term C Lender made through the Administrative Agent pursuant to Section 2.09(b) of the Credit Agreement, the Borrower shall execute and deliver to such Term C Lender (through the Administrative Agent) a Note (each a “Term C Note”), which shall evidence the Term C Loans of such Term C Lender.
ARTICLE VIII
ADDITIONAL TERM FACILITY EFFECTIVE DATE
     8.01 Conditions of Effectiveness. This Agreement shall become effective, and the Additional Term Facility Effective Date for the Term C Facility shall occur, when, and only when, each of the following conditions shall have been satisfied:
     (a) Deliveries. The Administrative Agent shall have received all of the following documents (in sufficient copies for each Term C Lender), each such document (unless otherwise specified) dated the date of receipt thereof by the Administrative Agent and each in form and substance satisfactory to the Administrative Agent:
     (i) counterparts of this Agreement executed by (A) the Borrower, and (B) the Term C Lenders, or, as to any such Term C Lender, advice satisfactory to the Administrative Agent that such Lender has executed this Agreement;
     (ii) a Certificate executed by the Secretary, Assistant Secretary or a Responsible Officer of the Borrower dated the Agreement Effective Date as to (A) no changes to Organizational Documents of the Borrower delivered to the Administrative Agent pursuant to Section 4.01 of the Credit Agreement, (B) true and correct copies of the resolutions of the Borrower authorizing the execution and delivery by the Borrower of this Agreement, and the performance of its Obligations under this Agreement and the Credit Agreement, as supplement by this Agreement, and (C) the incumbency and a specimen signature of the Responsible Officer of the Borrower authorized to execute and deliver this Agreement on behalf of the Borrower;
     (iii) a good standing certificate for the Borrower from the Delaware Secretary of State dated as of a recent date;
     (iv) a favorable opinion of WilmerHale, counsel for the Borrower, as to such matters as the Administrative Agent may reasonably request;
     (v) a Certificate executed by a Responsible Officer of the Borrower, dated the Agreement Effective Date, confirming the matters provided in subsection (b) below, and as to such other matters as the Administrative Agent may reasonably request;
     (vi) a Loan Notice, completed for the Term C Borrowing requested on the Agreement Effective Date and executed by the Borrower; and
     (vii) evidence that arrangements satisfactory to the Administrative Agent have been made for the prompt Refinancing of Indebtedness of the Company with the cash proceeds of such Term C Borrowing net of amounts required to pay expenses of the Borrower in connection with the transactions contemplated by this Agreement and Amendment No. 1, dated as of the date hereof among the Borrower, the Lenders party thereto and the Administrative Agent.
     (b) Representations and Warranties. The representations and warranties of the Borrower contained in Article IV hereof shall be true and correct in all material respects.
     (c) Fees. The Administrative Agent shall have received payment of the following (or the Administrative Agent shall be satisfied that satisfactory arrangements have been made for such payment on the Agreement Effective Date): (i) for the account of each Term C Lender that has funded 100% of its Term C Loan pursuant to Section 2.02, a fee equal to 2.00% of the Term C Commitment of such Term C Lender; and (ii) for the account of each Lead Arranger, any fees and expenses required to be paid by the Borrower to such Lead Arranger on or prior to the Agreement Effective Date.
ARTICLE IX
REPRESENTATIONS AND WARRANTIES
     In order to induce the Term C Lenders to enter into this Agreement, the Borrower, hereby represents and warrants that on and as of the Agreement Effective Date immediately after giving effect to this Agreement and the transactions contemplated by this Agreement to be consummated on the Agreement Effective Date:
     9.01 Due Authorization; No Conflict. The execution and delivery by the Borrower of this Agreement and the performance by the Borrower of this Agreement and the Credit Agreement, as supplemented by this Agreement, have been duly authorized by all necessary corporate or other organizational action of the Borrower, and do not and will not: (a) contravene the terms of the Borrower’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation (other than the Loan Documents) to which the Borrower or any Restricted Subsidiary is a party or affecting the Borrower or properties of the Borrower or any of its Restricted Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Borrower or its property is subject; or (c) violate any Law to which the Borrower or its property is subject.
     9.02 Enforceability. Each of this Agreement and the Credit Agreement, as supplemented by this Agreement, constitute a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable Debtor Relief Laws and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).
     9.03 Credit Agreement Representations. The representations and warranties of the Borrower contained in the Credit Agreement are true and correct in all material respects except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date.
     9.04 No Default. No Default or Event of Default exists (and the Borrower is in compliance with Section 7.12 of the Credit Agreement after giving effect to the Term C Borrowing on the Agreement Effective Date).
ARTICLE X
MISCELLANEOUS
     10.01 Loan Document. This Agreement is a Credit Agreement Supplement and a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.
     10.02 Effect of Agreement; Joinder Agreement. (a) The Credit Agreement, as specifically supplemented by this Agreement, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.
     (b) Each Term C Lender (i) represents and warrants that (A) it has full power and authority, and has taken all necessary action, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to become an Term C Lender under this Agreement and a Lender under the Credit Agreement, (B) it meets the requirements to be a Lender under Section 11.06(b)(v) and (vi) of the Credit Agreement, (C) from and after the Agreement Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder, (D) it is sophisticated with respect to transactions of the type contemplated by this Agreement, (E) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 of the Credit Agreement, as applicable, and such other documents and instruments as it deems appropriate to make its own credit analysis and decisions to enter into this Agreement, (F) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement, and (G), if it is a Foreign Lender, it has delivered to the Administrative Agent any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by such Term C Lender; and (ii) it agrees that (A) it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (B) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
     (c) The Borrower and the Administrative Agent hereby approve each Term C Lender for purposes of Section 11.06(b)(iii) of the Credit Agreement.
     10.03 Costs and Expenses. The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Agreement and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of McGuireWoods LLP, as special counsel for the Administrative Agent) in accordance with the terms of Section 11.04(a) of the Credit Agreement, in each case, promptly after receipt of an invoice for any such amount.
     10.04 Section Captions. Section captions used in this Agreement are for convenience of reference only, and shall not affect the construction of this Agreement.
     10.05 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by telecopier or by other electronic means shall be effective as manual delivery of an executed counterpart hereof.
     10.06 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
[Signature Pages Follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

DISCOVERY COMMUNICATIONS HOLDING, LLC
By
Name:
Title:

BANK OF AMERICA, N.A., as Administrative Agent
By
Name:
Title:

BANK OF AMERICA, N.A., as Term C Lender
By
Name:
Title:

SCHEDULE 2.01
to
Credit Agreement Supplement No. 1
COMMITMENTS; APPLICABLE PERCENTAGES
TERM C FACILITY

Term C Lender	Term C Commitment	Applicable Percentage
BANK OF AMERICA, N.A.	$500,000,000.00	100.0000000000%

Total	$500,000,000.00	100.0000000000%